UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 28, 2007

Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Kansas	000-52004	48-0561319
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Security Benefit Pl. Suite 100, Topeka, Kansas		66606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	785.233.0507

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On Sept. 28, 2007, the Federal Home Loan Bank of Topeka (the "FHLBank Topeka") sent a message to members of the FHLBank Topeka announcing the declaration of a dividend for the quarter ended Sept. 30, 2007, and a change to the Dividend Parity Threshold effective in the 2007 fourth quarter. A copy of the message is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Current Report on Form 8-K is being furnished and not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"). It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933 if such subsequent filing specifically references this Current Report on Form 8-K. In addition, the furnishing of information in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by the FHLBank Topeka that the information is material or complete.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Message to FHLBank Topeka members dated Sept. 28, 2007, announcing dividend declaration for the quarter ended Sept. 30, 2007, and a change to the Dividend Parity Threshold effective in the 2007 fourth quarter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

September 28, 2007	By:	/s/ Andrew J. Jetter

Name: Andrew J. Jetter
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

99.1	Message to FHLBank Topeka members dated Sept. 28, 2007, announcing dividend declaration for the quarter ended Sept. 30, 2007, and a change to the Dividend Parity Threshold effective in the 2007 fourth quarter